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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-34636) pertaining to the employee stock plans and agreements listed on the facing sheet thereof of Register.com, Inc. of our report dated 31 January 2002, except for Notes 29 and 30 as to which the date is 16 May 2002, with respect to the consolidated financial statements of Virtual Internet Plc incorporated by reference in the Current Report (Form 8-K/A) of Register.com, Inc. dated 8 March 2002.

                                                          /s/ ERNST & YOUNG LLP
                                                          ---------------------
                                                              ERNST & YOUNG LLP
London, England
21 May 2002